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                        CERTIFICATE OF AMENDMENT
                                    OF
                  RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                             DOUBLECLICK INC.

                 PURSUANT TO SECTION 242 OF THE GENERAL
                CORPORATION LAW OF THE STATE OF DELAWARE
                ------------------------------------------


      DoubleClick Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

      FIRST: That Article FOURTH of the Restated Certificate of Incorporation of the Corporation, stating the total number of shares the Corporation is authorized to issue, is hereby amended to include the following paragraph (c):

            Each two (2) shares of the Corporation's Common Stock, par value $.001 per share, issued and outstanding immediately prior to 6:00 P.M. on December __, 1997, shall be converted and reclassified automatically effective as of December __, 1997 at 6:00 P.M., Delaware time, into one (1) share of the Corporation's Common Stock, par value $.001 per share, so that each share of the Corporation's Common Stock issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued but, in lieu thereof, the Corporation will round the number of shares of the Corporation's Common Stock issuable to each holder up to the nearest whole share of Common Stock.

      SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Kevin O'Connor, its Chief Executive Officer and Chairman of the Board of Directors, this __th day of December, 1997.


                              By: /s/ Kevin O'Connor
                                  -------------------------------
                                  Kevin O'Connor, Chief Executive
                                  Officer


ATTEST:

/s/ Stephen Collins
    -----------------------------------
    Stephen Collins, Assistant Secretary